FOR IMMEDIATE RELEASE
December 20, 2007

Cintas Corporation Reports Second Quarter Fiscal 2008
Revenue and Earnings

CINCINNATI, December 20, 2007 -- Cintas Corporation (Nasdaq:CTAS) today reported revenue for the second quarter of fiscal 2008 of $983.9 million, a 6.6% increase from the previous year’s second quarter revenue of $923.3 million.  Net income was $82.9 million and earnings per diluted share were $0.53.

Scott D. Farmer, President and Chief Executive Officer, stated, “We are pleased to announce our second quarter results, which are in line with our expectations.  Our new sales organization continues to gain momentum.  The new business results being achieved under this new organization are meeting our expectations, most notably in our emerging business units.”

Net income increased 0.4% and earnings per diluted share increased 3.9% as compared to the second quarter of fiscal 2007.  These results were impacted by an increase in the Company’s effective tax rate, which increased to 38.3% as compared to 37.3% in last year’s second quarter.  This increase was due to the second quarter impact of FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes– an interpretation of FASB Statement No. 109.  The Company expects its full year fiscal 2008 effective tax rate to be the same as last year’s effective rate of 37.3%.  Results for the quarter were also impacted by the increased investment the Company has made to its sales organization over the past year.

Share Buyback

Mr. Farmer also announced, “We have resumed purchases under our authorized share buyback program.  During our second quarter, we purchased 5.2 million shares at a cost of approximately $191 million.  Since the program’s inception, we have bought back 19.4 million shares, which equates to over 11% of our outstanding stock that existed at the program’s inception.  We have $228 million in remaining authorization available under the program.”

Strong Balance Sheet and Cash Flow

The Company’s balance sheet and cash flow from operations continue to be strong.  As of November 30, 2007, the Company’s current assets exceeded current liabilities by over a three to one ratio and debt to total capitalization was 30.6%.

On December 7, 2007, subsequent to the end of the second quarter, the Company issued $250 million of 6.125% Senior Debt.  The proceeds generated from this debt issuance were used to reduce the Company’s outstanding balance under its commercial paper program.

Outlook

Mr. Farmer stated, “Our results through the second quarter continue to be in line with our expectations.  Based on these results and our current outlook for the remainder of our fiscal year, we reiterate our full fiscal year guidance of $3.9 billion to $4.1 billion in revenue and earnings per diluted share of $2.15 to $2.25.  Achieving this guidance would allow us to reach our 39th consecutive year of growth in revenue and earnings.”

About Cintas

Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types predominantly in the United States and Canada. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, promotional products, first aid and safety products, fire protection services and document management services for approximately 800,000 businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS, and is a Nasdaq-100 company and component of the Standard & Poor’s 500 Index. The Company has achieved 38 consecutive years of growth in sales and earnings, to date.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates”, “anticipates”, “predicts”, “projects”, “plans”, “expects”, “intends”, “target”, “forecast”, “believes”, “seeks”, “could”, “should”, “may” and “will” or the negative versions thereof and similar expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ from those set forth in or implied by this news release.  Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, the initiation or outcome of litigation, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic events, changes in federal and state tax laws and the reactions of competitors in terms of price and service.  Cintas undertakes no obligation to update any forward-looking statements whether as a result of new information or to reflect events or circumstances arising after the date on which they are made.  You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8K and 10-K reports to the SEC.

For additional information, contact:

William C. Gale, Senior Vice President-Finance and Chief Financial Officer - 513-573-4211
Michael L. Thompson, Vice President and Treasurer – 513-573-4133

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended			Six Months Ended
	Nov. 30, 2007	Nov. 30, 2006	% Chng.	Nov. 30, 2007	Nov. 30, 2006	% Chng.
Revenue:
Rental uniforms and ancillary products	$708,845	$684,491	3.6	$1,419,199	$1,372,149	3.4
Other services	275,020	238,775	15.2	533,794	465,278	14.7
Total revenue	$983,865	$923,266	6.6	$1,952,993	$1,837,427	6.3

Costs and expenses (income):
Cost of rental uniforms and ancillary products	$392,211	$380,015	3.2	$783,701	$758,315	3.3
Cost of other services	171,086	152,178	12.4	331,352	297,558	11.4
Selling and administrative expenses	275,125	248,628	10.7	551,835	492,756	12.0
Interest income	(1,796)	(1,623)	10.7	(3,258)	(3,149)	3.5
Interest expense	12,993	12,483	4.1	25,830	24,915	3.7
Total costs and expenses	$849,619	$791,681	7.3	$1,689,460	$1,570,395	7.6

Income before income taxes	$134,246	$131,585	2.0	$263,533	$267,032	-1.3
Income taxes	51,393	49,058	4.8	99,617	99,543	0.1
Net income	$82,853	$82,527	0.4	$163,916	$167,489	-2.1

Per share data:
Basic earnings per share	$0.53	$0.51	3.9	$1.04	$1.04	0.0
Diluted earnings per share	$0.53	$0.51	3.9	$1.04	$1.04	0.0

Basic shares outstanding	156,563	160,312		157,673	160,542
Diluted shares outstanding	156,813	160,721		157,949	160,932

CINTAS CORPORATION SUPPLEMENTAL DATA
	Three Months Ended			Six Months Ended
	Nov. 30, 2007	Nov. 30, 2006	% Chng.	Nov. 30, 2007	Nov. 30, 2006	% Chng.
Rental uniforms and ancillary products gross margin	44.7%	44.5%		44.8%	44.7%
Other services gross margin	37.8%	36.3%		37.9%	36.0%
Total gross margin	42.7%	42.4%		42.9%	42.5%
Net margin	8.4%	8.9%		8.4%	9.1%

Depreciation and amortization	$47,390	$42,985	10.2	$93,612	$85,753	9.2
Capital expenditures	$47,863	$44,825	6.8	$93,207	$81,321	14.6

Debt to total capitalization	30.6%	27.4%		30.6%	27.4%

RECONCILIATION TO GAAP MEASURES
	Three Months Ended			Six Months Ended
	Nov. 30, 2007	Nov. 30, 2006	% Chng.	Nov. 30, 2007	Nov. 30, 2006	% Chng.
Income before income taxes	$134,246	$131,585	2.0	$263,533	$267,032	-1.3
Interest income	(1,796)	(1,623)	10.7	(3,258)	(3,149)	3.5
Interest expense	12,993	12,483	4.1	25,830	24,915	3.7
Earnings before interest and taxes	$145,443	$142,445	2.1	$286,105	$288,798	-0.9

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended November 30, 2007
Revenue	$708,845	$134,455	$99,153	$41,412	$0	$983,865
Gross margin	$316,634	$43,315	$38,415	$22,204	$0	$420,568
Selling and administrative expenses	$198,635	$27,565	$31,069	$17,856	$0	$275,125
Income (loss) before income taxes	$117,999	$15,750	$7,346	$4,348	$(11,197)	$134,246

For the three months ended November 30, 2006
Revenue	$684,491	$127,968	$87,468	$23,339	$0	$923,266
Gross margin	$304,476	$40,258	$34,912	$11,427	$0	$391,073
Selling and administrative expenses	$186,679	$24,732	$26,150	$11,067	$0	$248,628
Income (loss) before income taxes	$117,797	$15,526	$8,762	$360	$(10,860)	$131,585

As of and for the six months ended November 30, 2007
Revenue	$1,419,199	$253,260	$201,409	$79,125	$0	$1,952,993
Gross margin	$635,498	$79,785	$80,235	$42,422	$0	$837,940
Selling and administrative expenses	$402,706	$52,908	$62,268	$33,953	$0	$551,835
Income (loss) before income taxes	$232,792	$26,877	$17,967	$8,469	$(22,572)	$263,533
Assets	$2,622,562	$191,910	$340,453	$390,390	$154,267	$3,699,582

As of and for the six months ended November 30, 2006
Revenue	$1,372,149	$244,965	$175,804	$44,509	$0	$1,837,427
Gross margin	$613,834	$75,951	$69,242	$22,527	$0	$781,554
Selling and administrative expenses	$371,957	$48,522	$51,301	$20,976	$0	$492,756
Income (loss) before income taxes	$241,877	$27,429	$17,941	$1,551	$(21,766)	$267,032
Assets	$2,531,085	$173,427	$298,465	$259,866	$172,221	$3,435,064

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except share data)

	Nov. 30, 2007 (Unaudited)	May 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$56,640	$35,360
Marketable securities	97,627	120,053
Accounts receivable, net	420,667	408,870
Inventories, net	238,944	231,741
Uniforms and other rental items in service	363,802	344,931
Deferred tax asset	33,672	-
Prepaid expenses	16,311	15,781
Total current assets	1,227,663	1,156,736

Property and equipment, at cost, net	949,396	920,243

Goodwill	1,277,929	1,245,877
Service contracts, net	160,769	171,361
Other assets, net	83,825	76,263

	$3,699,582	$3,570,480

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$73,837	$64,622
Accrued compensation & related liabilities	40,750	62,826
Accrued liabilities	174,803	200,686
Income taxes:
Current	72,474	18,584
Deferred	-	52,179
Long-term debt due within one year	1,324	4,141
Total current liabilities	363,188	403,038

Long-term liabilities:
Long-term debt due after one year	947,473	877,074
Deferred income taxes	120,961	122,630
Accrued liabilities	120,332	0
Total long-term liabilities	1,188,766	999,704

Shareholders' equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	-	-
Common stock, no par value: 425,000,000 shares authorized
FY 2008: 173,069,626 shares issued and 153,677,303 shares outstanding
FY 2007: 172,874,195 shares issued and 158,676,872 shares outstanding	128,563	120,811
Paid-in capital	57,973	56,909
Retained earnings	2,683,644	2,533,459
Treasury stock
FY 2008: 19,392,323 shares; FY 2007: 14,197,323 shares	(772,041)	(580,562)
Other accumulated comprehensive income	49,489	37,121
Total shareholders' equity	2,147,628	2,167,738

	$3,699,582	$3,570,480

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	Nov. 30, 2007	Nov. 30, 2006
Cash flows from operating activities:

Net income	$163,916	$167,489

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	72,271	66,074
Amortization of deferred charges	21,341	19,679
Stock-based compensation	4,809	1,250
Deferred income taxes	3,626	999
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(8,216)	(14,179)
Inventories	(6,719)	(19,254)
Uniforms and other rental items in service	(17,422)	(9,534)
Prepaid expenses	(453)	(2,424)
Accounts payable	8,771	7,506
Accrued compensation and related liabilities	(22,250)	515
Accrued liabilities and other	(17,425)	(28,979)
Income taxes payable	68,413	38,192
Net cash provided by operating activities	270,662	227,334

Cash flows from investing activities:

Capital expenditures	(93,207)	(81,321)
Proceeds from sale or redemption of marketable securities	41,930	80,485
Purchase of marketable securities and investments	(22,861)	(10,218)
Acquisitions of businesses, net of cash acquired	(56,031)	(53,782)
Other	732	(2,740)
Net cash used in investing activities	(129,437)	(67,576)

Cash flows from financing activities:

Proceeds from issuance of debt	296,000	252,460
Repayment of debt	(228,418)	(259,929)
Stock options exercised	7,752	5,781
Repurchase of common stock	(191,479)	(141,960)
Other	(3,800)	(16,085)
Net cash used in financing activities	(119,945)	(159,733)

Net increase in cash and cash equivalents	21,280	25
Cash and cash equivalents at beginning of period	35,360	38,914
Cash and cash equivalents at end of period	$56,640	$38,939